CONFIRMING STATEMENT




I, Charles R. Royal, Jr., hereby

authorize and designate Kathryn E. Burns, Vice President, Director of

Finance of Monroe Bank, to sign Securities and Exchange Commission Form
3,
Form 4 and Form 5 on my behalf.  This authorization shall be in effect until December 31, 2010.



Signed:


/s/ Charles R.
Royal,
Jr.			12/15/2005
Charles R. Royal, Jr.
Director					Date

Monroe
Bancorp